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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We have issued our report dated May 11, 2010, with respect to the consolidated financial statements of Erickson Air-Crane Incorporated and its subsidiaries contained in Amendment No. 5 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in Amendment No. 5 to the Registration Statement and Prospectus on Form S-1 and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Portland, Oregon
December 27, 2010

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM